EXHIBIT 10.37

GRANT NOTICE

This Notice sets forth the economic terms of a Restricted Stock Unit (“RSU”) Award granted under the First Solar, Inc. 2020 Omnibus Incentive Compensation Plan (“Plan”). This Grant Notice, together with the Restricted Stock Unit Award Agreement Form RSU-017 (the terms of which are incorporated into this Grant Notice by reference), constitute the Award Agreement for this RSU Award.

Participant:	[●]
Participant ID Number	[●]
Award Grant Date:	[●]
Award Number:	[●]
Number of RSUs:	[●]
Vesting:	Vesting Date	Vested % of Award	Number of RSUs to Vest
	[Vest date 1]	25%	[●]
	[Vest date 2]	25%	[●]
	[Vest date 3]	25%	[●]
	[Vest date 4]	25%	[●]
Vesting Rules:	This Award shall vest on each Vesting Date with respect to the scheduled number of Shares, provided Participant is employed by the Company or an Affiliate on that date.
Forfeiture:
The unvested portion of this Award is forfeitable upon Participant’s termination of employment prior to a Vesting Date unless: (1) the termination is by reason of death or (2) the Participant meets the definition of “Retirement,” as defined below. In the case of death or Retirement, the Participant or the Participant’s beneficiary, as applicable, will receive an additional twelve (12) months’ vesting credit. For this purpose, “Retirement” means the Participant’s voluntary termination of employment provided that the Participant has (i) attained age sixty (60) or older as of the date of such termination; (ii) completed a minimum of ten (10) years of service as of the date of such termination; and (iii) provided at least six (6) months’ advanced written notice to the Company or Affiliate of the Participant’s intent to retire.

Tax Payment Method:	Withhold Shares
Clawback:	Pursuant to Section 9(s) of the Plan, this Award is subject to potential forfeiture or clawback to the fullest extent called for by Company policy or applicable law. By accepting this Award, the Participant agrees to be bound by, and to comply with, the terms of any such forfeiture or clawback provisions, including but not limited to, the terms of the First Solar, Inc. Clawback Policy, or any successor thereto.
Settlement of Award:	If the Participant is a Specified Employee and this Award is subject to Section 409A, any settlement upon Retirement shall be subject to the delay described in Section 9(f) of the Plan.